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                                                      COMPOSITE COPY
                                                      REFLECTING AMENDMENTS
                                                      ADOPTED MAY 3, 1996
                                                      TO BYLAWS DATED
                                                      DECEMBER 31, 1990

                                        BYLAWS
                                          OF
                             AVECOR CARDIOVASCULAR, INC.
                                 (the "Corporation")

                                      ARTICLE I
                                       OFFICES

    SECTION 1. REGISTERED OFFICE The registered office of the Corporation required by Chapter 302A of the Minnesota Statutes to be maintained in the State of Minnesota is as designated in the Articles of Incorporation. The Board of Directors of the Corporation may, from time to time, change the location of the registered office. On or before the day that such change is to become effective, a certificate of such change and of the new address of the new registered office shall be filed with the Secretary of State of the State of Minnesota.

    SECTION 2. OTHER OFFICES. The Corporation may establish and maintain such other offices, within or without the State of Minnesota, as are from time to time authorized by the Board of Directors.

                                      ARTICLE II
                               MEETINGS OF SHAREHOLDERS

    SECTION 1.     PLACE OF MEETING.   All  meetings of the shareholders shall
be held at the registered office of the Corporation in the State of Minnesota or at such place within or without the state as may be fixed from time to time by the Board of Directors, provided that a meeting called by or at the demand of a shareholder shall be held in the county where the principal executive office of the Corporation is located.

    SECTION 2.     DATE OF MEETING.   A regular meeting  of shareholders may be
held for the purpose of electing directors or for the transaction of any other business as may come before the meeting. It shall be the duty of the Chief Executive Officer or Treasurer and Chief Financial Officer, upon demand of any shareholder holding three percent (3%) or more of the voting power of all shares entitled to vote to call such meeting if a regular meeting of shareholders has not been held during the immediately preceding fifteen (15) months. If said officers fail to call and hold such meeting within ninety (90) days after receipt of the demand, the shareholder making the demand shall have the right and power to call such meeting.

    SECTION 3. NOTICE OF REGULAR MEETINGS. Written notice of the time and place of each regular shareholder meeting shall be mailed, postage prepaid, at least ten (10) but not more than sixty (60) days before such meeting, to each shareholder entitled to vote thereat at his address as the same appears upon the books of the Corporation.

    SECTION 4. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chief Executive Officer or Treasurer and Chief Financial Officer and shall be called by the Chief Executive Officer or Treasurer and Chief Financial Officer at the request in writing of two or more members of the Board of Directors, or at the request in writing of shareholders owning ten percent (10%) or more of the voting power of all shares entitled to vote. Such request, which


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shall be by registered mail or delivered in person to the Chief Executive
Officer or Treasurer and Chief Financial Officer, shall state the purpose or purposes of the proposed meeting.

    SECTION 5. NOTICE OF SPECIAL MEETINGS. Written notice of the time, place and purpose or purposes of a special meeting shall be mailed, postage prepaid, at least five (5) but not more than sixty (60) days before such meeting, to each shareholder entitled to vote at such meeting at his address as the same appears upon the books of the Corporation.

    SECTION 6. BUSINESS TO BE TRANSACTED. No business shall be transacted at any special meeting of shareholders except that stated in the notice of the meeting.

    SECTION 7. WAIVER OF NOTICE. A shareholder may waive notice of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

    SECTION 8. QUORUM AND ADJOURNMENT. The holders of a majority of the voting power of the shares entitled to vote at a meeting shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation.
If, however, such quorum shall not be present or represented at any meeting of the shareholders, the holders of a majority of the voting power of the shares entitled to vote thereat, and present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

    SECTION 9. VOTING RIGHTS. A shareholder may cast his vote in person or by proxy. When a quorum is present at the time a meeting is convened, the vote of the holders of a majority of the shares entitled to vote on any question present in person or by proxy shall decide such question unless the question is one upon which, by express provision of the applicable statute or the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

    SECTION 10. MANNER OF VOTING. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be valid after eleven (11) months from its date, unless the proxy expressly provides for a longer period, and, except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of its shareholders entitled to vote, no share of stock that has been transferred on the books of the Corporation within twenty (20) days next preceding any election of directors shall be voted on at such election for directors.

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    SECTION 11.    RECORD DATE.  The Board of Directors may fix a date, not
exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, and in such case only shareholders of record on the date so fixed, or their legal representatives, shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period.

    SECTION 12. ORGANIZATION OF MEETINGS. The Chief Executive Officer shall preside at all meetings of the shareholders, and in his or her absence the Treasurer and Chief Financial Officer shall act as Chairman. The Secretary shall act as secretary of all meetings of the shareholders, or in his or her absence any person appointed by the Chairman shall act as secretary.

    SECTION 13. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if authorized by a writing or writings signed by all of the holders of shares who would be entitled to vote on that action. Such action shall be effective at the time the last signature is placed on such writing or writings, unless a different effective time is provided in the written action. If any action so taken requires a certificate to be filed in the office of the Secretary of State, the officer signing such certificate shall state therein that the action was effected in the manner aforesaid.

                                  ARTICLE III
                              BOARD OF DIRECTORS

    SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the shareholders.

    SECTION 2. NUMBER AND TERM OF OFFICE. The number of directors which shall constitute the whole board shall be at least one (1), or such other number as may be determined by the Board of Directors or by the shareholders at a regular meeting. Except as otherwise permitted by statute, the directors shall be elected at each regular meeting of the Corporation's shareholders (or at any special meeting of the shareholders called for that purpose) by a majority of the voting power of all shares entitled to vote and present in person or by proxy, and each director shall be elected to serve until the next regular meeting of the shareholders or until his or her successor shall have been duly elected and qualified.

    SECTION 3. RESIGNATION AND REMOVAL. Any director may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any director may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting shares entitled to elect such director.

    SECTION 4. VACANCIES. If the office of any director becomes vacant by reason of death, resignation, removal, disqualification, or otherwise, the directors then in office, although less than a quorum, by a majority vote, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. With respect to the initial election of a director to fill

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a newly created directorship resulting from an increase in the number of directors by action of the Board of Directors in the manner permitted by statute, such vacancy shall be filled by the affirmative vote of a majority of the directors serving at the time of the increase.

    SECTION 5. MEETINGS OF DIRECTORS. The Board of Directors of the Corporation may hold meetings, from time to time, either within or without the State of Minnesota, at such place as a majority of the members of the Board of Directors may from time to time appoint. If the Board of Directors fails to select a place for the meeting, the meeting shall be held at the principal executive office of the Corporation.

    SECTION 6. CALLING MEETINGS. Meetings of the Board of Directors may be called by (i) the Chief Executive Officer on two (2) days' notice or (ii) any director on ten (10) days' notice, to each director, either personally, by telephone or by mail or telegram. Every such notice shall state the date, time and place of the meeting. Notice of a meeting called by a person other than the Chief Executive Officer shall state the purpose of the meeting.

    SECTION 7. PARTICIPATION BY CONFERENCE TELEPHONE. Directors of the Corporation may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by that means shall constitute presence in person at the meeting.

    SECTION 8. WAIVER OF NOTICE. A director may waive notice of a meeting of the Board of Directors. A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting was not lawfully called or convened and does not participate thereafter in the meeting.

    SECTION 9. ABSENT DIRECTORS. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors by actual delivery prior to the meeting of such advance written consent or opposition to the Chief Executive Officer or Treasurer and Chief Financial Officer or a director who is present at the meeting. If the director is not present at the meeting, advance written consent or opposition to a proposal shall not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

    SECTION 10. QUORUM. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. If a quorum is present at the call of a meeting, the directors may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than a quorum.

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    SECTION 11.    ORGANIZATION OF MEETINGS.  The Chief Executive Officer shall preside at all meetings of the Board of Directors, and in his or her absence the Treasurer and Chief Financial Officer shall act as Chairman. The Secretary shall act as secretary of all meetings of the Board of Directors, and in his or her absence any person appointed by the Chairman shall act as secretary.

    SECTION 12. ACTION WITHOUT MEETING. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors and such written consent is filed with the minutes of proceedings of the Board of Directors. If the proposed action need not be approved by the shareholders and the Articles of Incorporation so provide, action may be taken by written consent signed by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present. Such action shall be effective on the date on which the last signature is placed on such writing or writings, or such other effective date as is set forth therein.

    SECTION 13. COMPENSATION OF DIRECTORS. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated amount as a director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

                                      ARTICLE IV
                                       OFFICERS

    SECTION 1. NUMBER. The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, a President and Chief Operating Officer, a Secretary, and a Treasurer and Chief Financial Officer. The Board of Directors may also choose one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices or functions of those offices may be held or exercised by the same person.

    SECTION 2. ELECTION. The Board of Directors at its first meeting after each regular meeting of shareholders shall choose a Chief Executive Officer, a President and Chief Operating Officer, a Secretary and a Treasurer and Chief Financial Officer.

    SECTION 3. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

    SECTION 4. SALARIES. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

    SECTION 5. TERM OF OFFICE. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors. Any officer may resign at any time by giving written notice to the Chief Executive Officer or the Secretary of the Corporation. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

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    SECTION 6.     THE CHIEF EXECUTIVE OFFICER.  POWERS AND DUTIES.  The Chief
Executive Officer shall be the chief executive officer of the Corporation, shall preside, when present, at all meetings of the Board of Directors and the shareholders, shall have general active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform such other duties prescribed by the Board of Directors. He or she shall execute and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles or the Bylaws or the Board of Directors to some other officer or agent of the Corporation, and shall maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders.

    SECTION 6A. THE PRESIDENT AND CHIEF OPERATING OFFICER. POWERS AND DUTIES. The President and Chief Operating Officer shall be the chief operating officer of the Corporation and shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

    SECTION 7. THE VICE PRESIDENT. POWERS AND DUTIES. The Vice President, if any, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President and Chief Operating Officer, perform the duties and exercise the powers of the President and Chief Operating Officer and shall perform such other duties and have such other powers as the Board of Directors or the President and Chief Operating Officer may from time to time prescribe.

    SECTION 8. THE SECRETARY. POWERS AND DUTIES. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he or she shall be.

    SECTION 9. ASSISTANT SECRETARY. POWERS AND DUTIES. The Assistant Secretary or, if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

    SECTION 10. THE TREASURER AND CHIEF FINANCIAL OFFICER. POWERS AND DUTIES. The Treasurer and Chief Financial Officer shall be the chief financial officer of the Corporation. He or she shall keep accurate financial records for the Corporation; deposit all money, drafts and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the Board of Directors; endorse for deposit all notes, checks and drafts received by the Board of Directors, making proper vouchers therefore; disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board of Directors; and perform other duties as prescribed by the Chief Executive Officer or the Board of Directors.

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    The Treasurer and Chief Financial Officer shall render to the Chief
Executive Officer and the Board of Directors, whenever requested, an account of all his or her transactions and of the financial condition of the Corporation.

    SECTION 11. TREASURER AND CHIEF FINANCIAL OFFICER'S BOND. If required by the Board of Directors, he or she shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

    SECTION 12. ASSISTANT TREASURER. POWERS AND DUTIES. The Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers, in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer and Chief Financial Officer, perform the duties and exercise the powers of the Treasurer and Chief Financial Officer and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

                                      ARTICLE V
                                CERTIFICATES OF STOCK

    SECTION 1. CERTIFICATES OF STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by the Chief Executive Officer or the President and the Secretary or an Assistant Secretary of the Corporation, if there be one, certifying the number of shares owned by him or her in the Corporation. The certificates of stock of each class shall be numbered in the order of their issue.

    SECTION 2. FACSIMILE SIGNATURES. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chief Executive Officer, President, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

    SECTION 3. LOST OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.


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    SECTION 4.     TRANSFERS OF STOCK.  Upon surrender to the Corporation or
the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

    SECTION 5. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person so registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable statute.

                                      ARTICLE VI
                                   INDEMNIFICATION

    The Corporation shall indemnify to the fullest extent permissible under the provisions of Chapter 302A of the Minnesota Statutes, as amended, (as now or hereafter in effect) any person made or threatened to be made a party to or witness in any threatened, pending, or completed civil, criminal, administrative, arbitration, or investigative proceeding, including a proceeding by or in the right of the Corporation by reason of the fact that he is or was a director or officer of the Corporation, or by reason of the fact that such director or officer, while a director or officer of the Corporation, is or was serving at the request of the Corporation, or whose duties in that position involved service as a director, officer, partner, trustee or agent of another organization or employee benefit plan, against all judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements. Nothing contained herein shall affect any rights to indemnification to which employees or agents of the Corporation other than directors and officers may be entitled under the provisions of Chapter 302A of the Minnesota Statutes, as amended. Any repeal or modification of this Article VI shall be prospective only, and shall not adversely affect any right to indemnification or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

                                     ARTICLE VII
                                  GENERAL PROVISIONS

    SECTION 1. DIVIDENDS. Subject to the provisions of the applicable statute and the Articles of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.

    SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

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    SECTION 3.     CHECKS.  All checks or demands for money and notes of the
Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

    SECTION 4. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

    SECTION 5.     SEAL.  The Corporation shall not have a corporate seal.

                                     ARTICLE VIII
                                      AMENDMENTS

    SECTION 1. AMENDMENTS. The power to make, alter, amend or rescind these Bylaws is vested in the Board of Directors, subject to the power of the shareholders to adopt, amend or repeal these Bylaws, as permitted by applicable statute.


                                                           May 3, 1996

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